UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
October 29, 2019
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of Fixed-to- Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P	PNC P	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q	PNC Q	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amended 8-K”) is being filed solely for the purpose of amending and restating Item 9.01(d) of the Current Report on Form 8-K filed by The PNC Financial Services Group, Inc. on November 1, 2019 (the “Original 8-K”) to include a correct hyperlink for Exhibit 4.1, which linked to an incorrect document in the Original 8-K. The correct hyperlink for Exhibit 4.1 is included herein under Item 9.01(d).
Except as specifically stated herein, the Original 8-K remains unchanged. In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 9.01 of the Original 8-K, as amended by this Amended 8-K, is set forth below.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description	Method of Filing
1.1	Underwriting Agreement dated as of October 29, 2019	Filed herewith
4.1	Indenture, dated as of September 6, 2012, between the Corporation and The Bank of New York Mellon	Incorporated herein by reference to Exhibit 4.19 of Form S-3 filed on January 15, 2010, as amended by Post-Effective Amendment No. 1 filed on September 6, 2012
4.2	Form of 2.20% Senior Note due November 1, 2024	Filed herewith
5.1	Opinion of Alicia G. Powell	Filed herewith
23.1	Consent of Alicia G. Powell (included in Exhibit 5.1)	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	November 4, 2019	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller